UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Agenus Inc.

(Exact name of registrant as specified in its charter)

Delaware	06-1562417
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3 Forbes Road, Lexington, MA 02421

(Address of principal executive offices, including zip code)

AGENUS INC. 2015 INDUCEMENT EQUITY PLAN

(Full title of the plan)

Garo H. Armen, Ph.D.

Agenus Inc.

3 Forbes Road

Lexington, MA 02421

781-674-4400

(Name, address and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Zachary Blume

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199-3600

617-951-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note

This registration statement on Form S-8 is being filed by Agenus Inc. (the “Registrant”) for the purpose of registering an additional 2,000,000 shares of the Registrant’s common stock, $0.01 par value per share (“Common Stock”) issuable under the Registrant’s 2015 Inducement Equity Plan, as amended (the “Inducement Plan”).

The Inducement Plan and all outstanding awards under the Inducement Plan were approved by the Registrant’s Board of Directors in compliance with and in reliance on NASDAQ Listing Rule 5635(c)(4), which exempts inducement grants from the general requirement of the NASDAQ Listing Rules that equity-based compensation plans and arrangements be approved by stockholders.

Pursuant to General Instruction E to Form S-8, this registration statement incorporates by reference the contents of the registration statement on Form S-8, File No.  333-209074, filed by the Registrant on January 21, 2016 relating to the Inducement Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit	Description

4.1	Amended and Restated Certificate of Incorporation of Antigenics Inc. Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 0-29089) filed on June 10, 2002 and incorporated herein by reference.

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Antigenics Inc. Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 000-29089) filed on June 11, 2007 and incorporated herein by reference.

4.3	Certificate of Ownership and Merger changing the name of the corporation to Agenus Inc. Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 0-29089) filed on January 6, 2011 and incorporated herein by reference.

4.4	Certificate of Second Amendment to the Amended and Restated Certificate of Incorporation of Agenus Inc. Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 0-29089) filed on September 30, 2011 and incorporated herein by reference.

4.5	Certificate of Third Amendment to the Amended and Restated Certificate of Incorporation of Agenus Inc. Filed as Exhibit 3.1.4 to the Registrant’s Quarterly Report on Form 10-Q (File No. 0-29089) filed on August 8, 2012 and incorporated herein by reference.

4.6	Certificate of Fourth Amendment to the Amended and Restated Certificate of Incorporation of Agenus Inc. Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 0-29089) filed on April 25, 2014 and incorporated herein by reference.

4.7	Certificate of Fifth Amendment to the Amended and Restated Certificate of Incorporation of Agenus Inc. Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 0-29089) filed on June 16, 2016 and incorporated herein by reference.

4.8	Certificate of Sixth Amendment to the Amended and Restated Certificate of Incorporation of Agenus Inc. Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 0-29089) filed on June 24, 2019 and incorporated herein by reference.

4.9	Certificate of Seventh Amendment to the Amended and Restated Certificate of Incorporation of Agenus Inc. Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 0-29089) filed on August 5, 2022 and incorporated herein by reference.

4.10	Sixth Amended and Restated By-laws of Agenus Inc. Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 0-29089) filed on March 25, 2022 and incorporated herein by reference.

4.11	Form of Common Stock Certificate. Filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 0-29089) filed January 6, 2011 and incorporated herein by reference.

5.1	Opinion of Ropes & Gray LLP dated March 15, 2024. Filed herewith.

23.1	Consent of Ropes & Gray LLP. (included in Exhibit 5.1)

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm. Filed herewith.

24.1	Power of Attorney (included on signature page of this registration statement).

99.1	Agenus Inc. 2015 Inducement Equity Plan. Filed as Exhibit 4.14 to the Registrant’s Registration Statement on Form S-8 (File No. 333-209074) filed on January 21, 2016 and incorporated herein by reference.

99.2	Amendment to the Agenus Inc. 2015 Inducement Equity Plan. Filed herewith.

107	Filing Fee Table. Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lexington, Commonwealth of Massachusetts, on this 15th day of March, 2024.

Agenus Inc.

By:	/s/ Garo H. Armen
Garo H. Armen, Ph.D.
Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

We, the undersigned officers and directors of Agenus Inc., hereby severally constitute and appoint Garo Armen and Christine M. Klaskin, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated below on the dates indicated:

Signature	Title	Date

/s/ Garo H. Armen Garo H. Armen, Ph.D.	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	March 15, 2024

/s/ Christine M. Klaskin Christine M. Klaskin	Vice President, Finance (Principal Financial and Accounting Officer)	March 15, 2024

/s/ Brian Corvese Brian Corvese	Director	March 15, 2024

/s/ Ulf Wiinberg Ulf Wiinberg	Director	March 15, 2024

/s/ Allison Jeynes-Ellis Allison Jeynes-Ellis	Director	March 15, 2024

/s/ Timothy R. Wright Timothy R. Wright	Director	March 15, 2024

/s/ Susan Hirsch Susan Hirsch	Director	March 15, 2024